Exhibit 99.1

Ozop Surgical Adds to Management Team,

Hiring Thomas McLeer as Chief Operating Officer

WEST PALM BEACH, Florida—October 03, 2018 - Ozop Surgical (OTC: OZSC), a provider of premium surgical devices in the rapidly growing field of minimally invasive surgery, today announced the addition of Thomas McLeer as Chief Operating Officer.

A respected leader with over 25 years’ experience in spine and orthobiologics, Mr. McLeer has a track record of creating value by aligning people, processes and innovation to support commercial and financial goals. He is experienced in integrating all aspects of sales, marketing, engineering, product development and medical education for both public and private companies, and has proven success energizing startups and turning around under performing companies.

Mr. McLeer most recently served as VP of Sales and Marketing at LinkSpine. Previously he was Senior Vice President of US Commercial Operations for Alphatec Spine (NASDAQ:ATEC), Chief Marketing Officer and General Manager of Spinal Operations for Pioneer Surgical ( acquired by NASDAQ:RTIX), and Vice President of Sales and Marketing for Archus Orthopedics. Earlier in his career, Mr. McLeer served as Vice President of Marketing and Business Development for Spinal Concepts and Vice President of Marketing for Interpore Cross International.

“We look forward to adding Tom’s experience within the spinal community to our talented team,” said Michael Chermak, CEO and Director of Ozop Surgical. “We are continuing to build an exceptional management team to drive growth and provide visionary leadership into the future. We believe Tom will help keep us at the leading edge of cost effective innovation.”

“Ozop Surgical is capitalizing on the growing need for minimally invasive surgery techniques and products, and I’m excited to help define the company’s strategic growth plans,” said Mr. McLeer. “I look forward to using our strong domain knowledge in endoscopy and spine to create the next generation of operative solutions.”

Salman Chaudhry, given his broad skill set and global business experience, has been appointed Chief Commercial Officer International. Salman said “We welcome the addition of someone with Tom’s experience, tremendous reputation and relationships while allowing us to give greater focus to the international market. This represents a huge step forward as we implement our aggressive expansion plans.”

About Ozop Surgical Corp.

Ozop Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and globally distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties. Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors and consumers. For more information please visit www.ozopsurgical.com.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Relations:

Ted Haberfield

President

MZ Group - MZ North America

(760) 755-2716

thaberfield@mzgroup.us

www.mzgroup.us